The State of Texas
                        Secretary of State

                   Certificate of Incorporation
                                of
                 Budget Opticals of America, Inc.
                     Charter Number 01045999


The undersigned, as Secretary of State of the State of Texas, hereby certifies that articles of incorporation for the above corporation, duly signed and verified have been received in this office and are found to conform to law.

Accordingly the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this certificate of incorporation and attaches hereto a copy of the articles of incorporation.

Issuance of this certificate of incorporation does not authorize the use of the corporate name in this state in violation of the rights of another under the Federal Trademark Act of 1946, the Texas Trademark Law, the Assumed Business or Professional Name Act or the common law.

Dated July 29, 1987

                                                   /s/ SECRETARY OF STATE
                                                       Secretary of State

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[file-stamped as follows: Filed in the Office of the Secretary of State of
Texas, Jul 29, 1987, Clerk I-B, Corporations Section]

                        ARTICLES OF INCORPORATION

                                    OF

                       BUDGET OPTICALS OF AMERICA, INC.

     JAMES C MELLON, the undersigned, natural person of the age of eighteen
(18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                ARTICLE ONE

     The name of the corporation is BUDGET OPTICALS OF AMERICA, INC.

                                ARTICLE TWO

     The period of its duration is perpetual.

                                ARTICLE THREE

     The corporation is organized for any lawful purpose.

                                ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is 500,000 shares with no par value.

                                ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand ($100,000) dollars, consisting of money, labor done or property actually received.

                                ARTICLE SIX

     The post office address of its initial registered office is 504 Stewart, Killeen, Texas 76541, and the name of its registered agent is JAMES C. MELLON.

                               ARTICLE SEVEN

     The number of persons who will perform the functions required to be performed by the initial board of directors is ONE, and the name and address of such person is as follows:

                             JAMES C. MELLON
                               504 Stewart
                          Killeen, Texas  76541

     If the corporation loses its status as a closed corporation as defined by the Texas Business Corporation Act, a special meeting of shareholders shall be called in the manner provided in the Texas Business Corporation Act for the election of directors. The number of directors to be elected shall be fixed by the shareholder's agreement of the corporation, and until changed in the manner provided therein, shall be ONE.

                              ARTICLE EIGHT

     Subject to the corporation's remaining a closed corporation as defined by the Texas Business Corporation Act:

     The business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors as provided for in the Texas Business Corporation Act. Provided, however, that the shareholders may, at any time by unanimous vote, agree to elect a board of directors to manage the business and affairs of the corporation.

                               ARTICLE NINE

     The following provisions are subject to the corporation's remaining a closed corporation as defined by the Texas Business Corporation Act:

          The corporation is a closed corporation; no shares and no securities evidencing the right to acquire shares shall be issued by means of public offering, solicitation or advertisement. All such shares and securities shall be subject to restrictions on transfer as permitted by such Act. All issued shares, excluding treasury shares of the corporation shall be held of record by no more than 35 persons in the aggregate.

                                ARTICLE TEN

     The name and address of the incorporator is:

          JAMES C. MELLON, 504 Stewart, Killeen, Texas 76541

     The incorporator includes all of the initial subscribers, if any, to the corporation's shares and securities evidencing the right to acquire its shares.

     IN WITNESS WHEREOF, I, JAMES C. MELLON, have executed these Articles of Incorporation on this 28th day of July, 1987.

                              /s/ JAMES C. MELLON
                              James C. Mellon

STATE OF TEXAS

COUNTY OF BELL

     I, the undersigned, a Notary Public, do hereby certify that on this 28th day of July, 1987, personally appeared before me JAMES C. MELLON, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and the statements therein contained are true.

                                              /s/ LINDA WHITTAKER
                                              Notary Public, State of Texas

My commission expires:
11/20/89